UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2020

DERMTECH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38118	84-2870849
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11099 N. Torrey Pines Road, Suite 100

La Jolla, CA 92037

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code (858) 450-4222

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	DMTK	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Officer Equity Awards

On January 14, 2020, the Compensation Committee of the Board of Directors, or the Compensation Committee, of DermTech, Inc., or the Company, approved the granting of options to purchase Company common stock, or Options, and restricted stock units representing the contingent right to receive Company common stock, or RSUs, to certain executive officers of the Company under the DermTech, Inc. Amended and Restated 2010 Stock Plan, or the Plan. Additionally, on January 14, 2020, the Compensation Committee recommended that the Board of Directors of the Company, or the Board, approve the granting of an Option and RSUs to John Dobak, the Company’s chief executive officer. The Board approved such grants to Dr. Dobak on January 14, 2020. The grants of all Options to Company executive officers were effective upon the approval of the Compensation Committee or the Board, as applicable. The grants of all RSUs to Company executive officers, including John Dobak, were effective upon the Company filing a registration statement on Form S-8 (File No. 333-235967) on January 17, 2020.

The following table sets forth the number of shares underlying the RSUs and Options that were awarded to the Company’s principal financial officer and named executive officers (including the Company’s principal executive officer):

Name	Position	RSUs	OPTIONS
John Dobak	Chief Executive Officer	26,901	76,861
Kevin Sun	Chief Financial Officer	132,032	30,983
Burkhard Jansen	Chief Medical Officer	0	43,120

The Options awarded to Dr. Dobak, Mr. Sun and Dr. Jansen have an exercise price of $9.73 per share and vest in equal monthly installments over the 36 months following the date of grant, subject to certain acceleration events described in their respective award agreements. Twenty-five percent of the RSUs awarded to Dr. Dobak vest on September 7, 2020 and the remaining seventy-five percent vest in equal quarterly installments until fully vested on December 7, 2022, subject to certain acceleration events described in Dr. Dobak’s award agreement evidencing such RSUs. Twenty-five percent of the RSUs awarded to Mr. Sun vest on September 7, 2020 and the remaining seventy-five percent vest in equal quarterly installments until fully vested on September 7, 2023, subject to certain acceleration events described in Mr. Sun’s award agreement evidencing such RSUs.

Approval of New Forms of Award Agreement

On January 14, 2020, the Board approved (i) a new form of restricted stock unit agreement and three new forms of restricted stock unit award grant notice, or each a New RSU Grant Notice, to be used for grants of RSUs, and (ii) a new form of stock option agreement and three new forms of stock option grant notice, or each a New Option Grant Notice, to be used for grants of Options. The Board approved the three New RSU Grant Notices for awarding RSUs to executives, non-employee directors and Participants (as defined in the Plan) who are not executives or non-employee directors, respectively. The Board approved the three New Option Grant Notices for awarding Options to executives, non-employee directors and Participants (as defined in the Plan) who are not executives or non-employee directors, respectively. The Company expects to use the foregoing newly approved forms for future equity award grants under the Plan.

The executive forms of New RSU Grant Notice and New Option Grant Notice provide that the RSUs or Option, as applicable, will vest in full if the executive is terminated other than for cause, death or disability, or if the executive resigns for good reason during a period beginning three months prior to and ending 18 months following a change in control of the Company. The non-employee director forms of New RSU Grant Notice and New Option Grant Notice provide that the RSUs or Option, as applicable, will vest in full in the event of a change in control of the Company if the award recipient is a director of the Company at the time of any such change in control. The forms of New RSU Grant Notice and New Option Grant Notice for Participants (as defined in the Plan) who are not executives or non-employee directors do not provide for the acceleration of vesting.

The foregoing descriptions of the new forms of award agreement and grant notice do not purport to be complete and are qualified in their entirety by reference to the full text of the new forms of award agreement and grant notice, copies of which are filed as Exhibits 10.1 and 10.2 herewith and are incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

The Company is furnishing with this Current Report on Form 8-K a copy of its current investor presentation slides. The information in these slides shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	2020 Form of Stock Option Agreement and Forms of Stock Option Grant Notice under Amended and Restated 2010 Stock Plan

10.2	2020 Form of Restricted Stock Unit Agreement and Forms of Restricted Stock Unit Award Grant Notice under Amended and Restated 2010 Stock Plan

99.1	Current Investor Presentation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DERMTECH, INC.

Date: January 21, 2020	By:	/s/ Kevin Sun
Name: Kevin Sun
Title: Chief Financial Officer